Term Sheet To prospectus dated December 1, 2005, prospectus supplement dated October 12, 2006 and product supplement no. 34-IV dated December 14, 2006	Term Sheet No. 3 to Product Supplement No. 34-IV Registration Statement No. 333-130051 Dated February 6, 2007; Rule 433

Structured Investments	JPMorgan Chase & Co. $ Reverse Exchangeable Notes due February 27, 2008 Linked to the Common Stock of a Single Reference Stock Issuer

General

  This term sheet relates to six (6) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the six (6) note offerings or, at your election, in two or more of the offerings. This term sheet does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.
  The notes are designed for investors who seek an interest rate that is higher than the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common stock of the applicable Reference Stock issuer, and be willing to lose some or all of their principal at maturity.
  Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
  Each issue of offered notes will pay interest monthly at the fixed annual rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount during the Monitoring Period, as described below.
  Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.
  Minimum denominations of $1,000 and integral multiples thereof.

Key Terms

Payment at Maturity:

The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note, plus any interest accrued and unpaid to the final Interest Payment Date, unless:

(1) (2)

the applicable Final Share Price is less than the applicable Initial Share Price; and
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount.

If the conditions described in both (1) and (2) are satisfied, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.
Maturity Date:	February 27, 2008*
Pricing Date:	On or about February 23, 2007
Settlement Date:	On or about February 28, 2007
Observation Date:	February 22, 2008*
Interest Payment Date:

Interest on the notes will be payable monthly in arrears on the last calendar day of each month, except for the monthly interest payment due in February 2008, which shall be payable on February 27, 2008 (each such date, an “Interest Payment Date”), commencing on March 31, 2007, to and including the Interest Payment Date corresponding to the Maturity Date. See “Selected Purchase Considerations — Monthly Interest Payments” in this term sheet for more information.

Monitoring Period:	The period from the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:

For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock, subject to adjustments.

Initial Share Price:

The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of the Notes — Anti-dilution Adjustments” in the accompanying product supplement no. 34-IV for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.
									Tax Allocation of Annual Coupon per $1,000 Principal Amount Note†
Reference Stock	Page Number	Ticker Symbol	Principal Amount	Coupon Rate	Protection Amount	Initial Share Price	CUSIP	Annual Coupon	Interest on Deposit	Put Premium
ConocoPhillips	TS-3	COP		9.00%	15% of the Initial Share Price		48123JQM4	$90.00	$53.70	$36.30
Ford Motor Company	TS-5	F		10.00%	30% of the Initial Share Price		48123JQC6	$100.00	$53.70	$46.30
Hess Corporation	TS-6	HES		9.10%	20% of the Initial Share Price		48123JQN2	$91.00	$53.70	$37.30
IntercontinentalExchange, Inc.	TS-7	ICE		14.00%	30% of the Initial Share Price		48123JQH5	$140.00	$53.70	$86.30
Toll Brothers, Inc.	TS-9	TOL		10.00%	30% of the Initial Share Price		48123JQD4	$100.00	$53.70	$46.30
United States Steel Corporation	TS-11	X		11.00%	30% of the Initial Share Price		48123JQE2	$110.00	$53.70	$56.30
*	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 34-IV.
†	Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations — Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 34-IV under “Certain U.S. Federal Income Tax Consequences” on page PS-21. The allocations presented herein were determined as of February 5, 2007; the actual allocations will be determined as of the pricing date and may differ.

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-5 of the accompanying product supplement no. 34-IV and “Selected Risk Considerations” beginning on page TS-2 of this term sheet.

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement, each prospectus supplement, product supplement no. 34-IV and any other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, each prospectus supplement, product supplement no. 34-IV and this term sheet if you so request by calling toll-free 866-535-9248.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Fees and Commissions (1)	Proceeds to Us

Per note	$	$	$

Total	$	$	$

(1)	In no event will the fees and commissions received by J.P. Morgan Securities Inc., whom we refer to as JPMSI, which includes concessions to be allowed to other dealers, exceed $60.00 per $1,000 principal amount note for any of the six (6) offerings listed above. For more detailed information about fees and commissions and concessions, please see “Supplemental Underwriting Information” on the last page of this term sheet.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

February 6, 2007

ADDITIONAL TERMS SPECIFIC TO EACH NOTE OFFERING

This term sheet relates to six (6) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the six (6) note offerings or, at your election, in all offerings. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this term sheet together with the prospectus dated December 1, 2005, as supplemented by the prospectus supplement dated October 12, 2006 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 34-IV dated December 14, 2006. This term sheet, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 34-IV, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

  Product supplement no. 34-IV dated December 14, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206003808/e25815_424b2.pdf

  Prospectus supplement dated October 12, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206003117/e25276_424b2.pdf

  Prospectus dated December 1, 2005:
  http://www.sec.gov/Archives/edgar/data/19617/000089109205002389/e22923_base.txt

Our Central Index Key, or CIK, on the SEC Web site is 19617. As used in this term sheet, the “Company,” “we,” “us,” or “our” refers to JPMorgan Chase & Co.

Selected Purchase Considerations

  THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at a rate per annum depending upon the applicable Reference Stock, as indicated on the cover of this term sheet. We believe that the applicable interest rate is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
  MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Coupon Rate set forth on the cover of this term sheet. Interest will be payable monthly in arrears on the last calendar day of each month, except for the monthly interest payment due in February 2008, which shall be payable on February 27, 2008 (each such date, an “Interest Payment Date”), commencing March 31, 2007 up to and including the Interest Payment Date corresponding to the Maturity Date, to the holders of record at the close of business on the date 15 calendar days prior to the applicable Interest Payment Date. If an Interest Payment Date is not a Business Day, payment shall be made on the next Business Day immediately following such day, but no additional interest will accrue as a result of the delayed payment. For example, the monthly interest payment due in March 2007 shall be payable on April 2, 2007.
  THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — Your return of principal at maturity is protected if the applicable Final Share Price does not decline from the applicable Initial Share Price or the closing price of the applicable Reference Stock does not decline, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount on any day during the Monitoring Period. However, if the applicable Final Share Price declines from the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period has declined by more than the applicable Protection Amount, you could lose the entire principal amount of your notes.
  TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 34-IV. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell, it is reasonable to treat the notes as a unit comprising a Put Option and a Deposit for U.S. federal income tax purposes. We will determine what portion of the applicable periodic payments made to you with respect to the notes will be treated as interest on the Deposit and as premium in consideration of your entry into the Put Option and will provide such applicable allocation in the final term sheet or pricing supplement for the notes. By purchasing the notes, you agree to treat the notes for U.S. federal income tax purposes consistently with our treatment and determination as described above. If the notes had priced on February 5, 2007 and we had made such determination on that date, for each $1,000 principal amount note, the applicable annual coupon and the applicable amounts we would treat as interest on the Deposit and as Put Premium would have been as specified on the cover of this term sheet. The actual applicable allocation that we will determine for the notes may differ from those hypothetical allocations, and will depend upon a variety of factors, including actual market conditions and our borrowing costs for debt instruments of comparable maturities on the pricing date. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income while receipt of the Put Premium will not be taxable to you prior to maturity or sale. However, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. Purchasers who are not initial purchasers of notes at the issue price should consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-1

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 34-IV dated December 14, 2006.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock or the Cash Value thereof will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
  YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock declines below the applicable Initial Share Price minus the applicable Protection Amount, you will at maturity be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the applicable Final Share Price compared to the applicable Initial Share Price. You will be subject to this potential loss of principal even if the price of the applicable Reference Stock subsequently recovers such that the applicable Final Share Price closes at a level above the applicable Initial Share Price minus the applicable Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this term sheet or in product supplement no. 34-IV. You should make your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in this term sheet is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. As a result, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to maturity could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be willing to hold your notes to maturity.
  LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCK — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 34-IV.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-2

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-11 of the accompanying product supplement no. 34-IV for more information.

ConocoPhillips

According to its publicly available filings with the SEC, ConocoPhillips’ principal business is energy. ConocoPhillips is an international, integrated energy company. ConocoPhillips has four core activities worldwide: petroleum exploration and production; petroleum refining, marketing, supply and transportation; natural gas gathering, processing and marketing; and chemicals and plastics production and distribution. In addition, ConocoPhillips has invested in several emerging businesses: fuels technology, gas-to-liquids, power generation and emerging technologies. The common stock of ConocoPhillips, par value $.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of ConocoPhillips in the accompanying product supplement no. 34-IV. ConocoPhillips’ SEC file number is 001-32395.

Historical Information of the Common Stock of ConocoPhillips

The following graph sets forth the historical performance of the common stock of ConocoPhillips based on the weekly closing price (in U.S. dollars) of the common stock of ConocoPhillips from January 4, 2002 through February 2, 2007. The closing price of the common stock of ConocoPhillips on February 5, 2007 was $67.04. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of ConocoPhillips has experienced significant fluctuations. The historical performance of the common stock of ConocoPhillips should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of ConocoPhillips during the term of the notes. We cannot give you assurance that the performance of the common stock of ConocoPhillips will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that ConocoPhillips will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of ConocoPhillips.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-3

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of ConocoPhillips

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of ConocoPhillips, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

the Initial Share Price:	$67.00	the Protection Amount: $10.05
the Coupon Rate:	9.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$67.00	$90.00	$1,000.00	$1,000.00

$33.50	$68.00	$1,000.00	$1,000.00

$67.00	$67.00	$1,000.00	$1,000.00

$56.95	$56.95	$1,000.00	$1,000.00

$33.50	$66.00	14 shares of the Reference Stock or the Cash Value thereof	$985.07

$33.50	$33.50	14 shares of the Reference Stock or the Cash Value thereof	$500.00

$10.00	$10.00	14 shares of the Reference Stock or the Cash Value thereof	$149.25

$0.00	$0.00	14 shares of the Reference Stock or the Cash Value thereof	$0.00

*	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $33.50 but the Final Share Price is $68.00. Because the Final Share Price of $68.00 is greater than the Initial Share Price of $67.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $33.50 and the Final Share Price is $66.00. Because the Final Share Price of $66.00 is less than the Initial Share Price of $67.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $66.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $985.07.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $33.50, a decline of more than the Protection Amount. Because the Final Share Price of $33.50 is less than the Initial Share Price of $67.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $33.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $56.95 is less than the Initial Share Price of $67.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $56.95 is less than the Initial Share Price of $67.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $90.00 over the term of the notes. If we had priced the notes on February 5, 2007, you would have received 14 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the pricing date.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-4

Ford Motor Company (“Ford Motor”)

According to its publicly available filings with the SEC, Ford Motor is one of the world’s largest producers of cars and trucks combined. Ford Motor sells cars and trucks throughout the world and, through Ford Motor Credit Company, offers a wide variety of automotive financing products to and through automotive dealers throughout the world. The common stock of Ford Motor, par value $.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Ford Motor in the accompanying product supplement no. 34-IV. Ford Motor’s SEC file number is 001-03950.

Historical Information of the Common Stock of Ford Motor

The following graph sets forth the historical performance of the common stock of Ford Motor based on the weekly closing price (in U.S. dollars) of the common stock of Ford Motor from January 4, 2002 through February 2, 2007. The closing price of the common stock of Ford Motor on February 5, 2007 was $8.33. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Ford Motor has experienced significant fluctuations. The historical performance of the common stock of Ford Motor should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Ford Motor during the term of the notes. We cannot give you assurance that the performance of the common stock of Ford Motor will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Ford Motor will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Ford Motor.

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Ford Motor

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Ford Motor, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

the Initial Share Price:	$8.30	the Protection Amount: $2.49
the Coupon Rate:	10.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$8.30	$20.00	$1,000.00	$1,000.00

$4.15	$9.00	$1,000.00	$1,000.00

$8.30	$8.30	$1,000.00	$1,000.00

$5.81	$5.81	$1,000.00	$1,000.00

$4.15	$8.00	120 shares of the Reference Stock or the Cash Value thereof	$963.86

$4.15	$4.15	120 shares of the Reference Stock or the Cash Value thereof	$500.00

$2.00	$2.00	120 shares of the Reference Stock or the Cash Value thereof	$240.96

$0.00	$0.00	120 shares of the Reference Stock or the Cash Value thereof	$0.00

*	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-5

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $4.15 but the Final Share Price is $9.00. Because the Final Share Price of $9.00 is greater than the Initial Share Price of $8.30, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $4.15 and the Final Share Price is $8.00. Because the Final Share Price of $8.00 is less than the Initial Share Price of $8.30 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $8.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $963.86.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $4.15, a decline of more than the Protection Amount. Because the Final Share Price of $4.15 is less than the Initial Share Price of $8.30 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $4.15, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $5.81 is less than the Initial Share Price of $8.30 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $5.81 is less than the Initial Share Price of $8.30.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $100.00 over the term of the notes. If we had priced the notes on February 5, 2007, you would have received 120 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the pricing date.

Hess Corporation (“Hess”)

According to its publicly available filings with the SEC, Hess is a global integrated energy company engaged in the exploration for and the development, production, purchase, transportation and sale of crude oil and natural gas. Hess also manufactures, purchases, trades and markets refined petroleum and other energy products. On May 3, 2006, Hess changed its name from “Amerada Hess Corporation” to “Hess Corporation.” The common stock of Hess, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Hess in the accompanying product supplement no. 34-IV. Hess’ SEC file number is 001-01204.

Historical Information of the Common Stock of Hess

The following graph sets forth the historical performance of the common stock of Hess based on the weekly closing price (in U.S. dollars) of the common stock of Hess from January 4, 2002 through February 2, 2007. The closing price of the common stock of Hess on February 5, 2007 was $54.12. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Hess has experienced significant fluctuations. The historical performance of the common stock of Hess should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Hess during the term of the notes. We cannot give you assurance that the performance of the common stock of Hess will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Hess will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Hess.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-6

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Hess

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Hess, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

the Initial Share Price:	$54.00	the Protection Amount: $10.80
the Coupon Rate:	9.10%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$54.00	$65.00	$1,000.00	$1,000.00

$27.00	$55.00	$1,000.00	$1,000.00

$54.00	$54.00	$1,000.00	$1,000.00

$43.20	$43.20	$1,000.00	$1,000.00

$27.00	$53.00	18 shares of the Reference Stock or the Cash Value thereof	$981.48

$27.00	$27.00	18 shares of the Reference Stock or the Cash Value thereof	$500.00

$10.00	$10.00	18 shares of the Reference Stock or the Cash Value thereof	$185.19

$0.00	$0.00	18 shares of the Reference Stock or the Cash Value thereof	$0.00

*	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $27.00 but the Final Share Price is $55.00. Because the Final Share Price of $55.00 is greater than the Initial Share Price of $54.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $27.00 and the Final Share Price is $53.00. Because the Final Share Price of $53.00 is less than the Initial Share Price of $54.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $53.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $981.48.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $27.00, a decline of more than the Protection Amount. Because the Final Share Price of $27.00 is less than the Initial Share Price of $54.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $27.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $43.20 is less than the Initial Share Price of $54.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $43.20 is less than the Initial Share Price of $54.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $91.00 over the term of the notes. If we had priced the notes on February 5, 2007, you would have received 18 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the pricing date.

IntercontinentalExchange, Inc. (“ICE”)

According to its publicly available filings with the SEC, ICE operates the leading electronic global futures and over-the-counter, or OTC, marketplace for trade execution in a broad array of energy products. ICE offers (1) trading in standardized derivative contracts on a regulated exchange, (2) trading in over-the-counter, or off-exchange, derivative contracts, including contracts that can provide for the physical delivery of an underlying commodity or for financial settlement based on the price of an underlying commodity and (3) a variety of market data services and products for both futures and OTC market participants and observers. ICE entered into a merger agreement with Board of Trade of the City of New York, Inc., or NYBOT, in September 2006, upon the consummation of which NYBOT will become a wholly-owned subsidiary of ICE. The merger is expected to close in early 2007. The common stock of ICE, par value $.01 per

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-7

share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of ICE in the accompanying product supplement no. 34-IV. ICE’s SEC file number is 001-32671.

Historical Information of the Common Stock of ICE

The following graph sets forth the historical performance of the common stock of ICE based on the weekly closing price (in U.S. dollars) of the common stock of ICE from November 18, 2005 through February 2, 2007. The closing price of the common stock of ICE on February 5, 2007 was $143.60. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of ICE has experienced significant fluctuations. The historical performance of the common stock of ICE should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of ICE during the term of the notes. We cannot give you assurance that the performance of the common stock of ICE will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that ICE will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of ICE.

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of ICE

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of ICE, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

the Initial Share Price:	$143.00	the Protection Amount: $42.90
the Coupon Rate:	14.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$143.00	$180.00	$1,000.00	$1,000.00

$71.50	$144.00	$1,000.00	$1,000.00

$143.00	$143.00	$1,000.00	$1,000.00

$100.10	$100.10	$1,000.00	$1,000.00

$71.50	$142.00	6 shares of the Reference Stock or the Cash Value thereof	$993.01

$71.50	$71.50	6 shares of the Reference Stock or the Cash Value thereof	$500.00

$50.00	$50.00	6 shares of the Reference Stock or the Cash Value thereof	$349.65

$0.00	$0.00	6 shares of the Reference Stock or the Cash Value thereof	$0.00

*	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $71.50 but the Final Share Price is $144.00. Because the Final Share Price of $144.00 is greater than the Initial Share Price of $143.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-8

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $71.50 and the Final Share Price is $142.00. Because the Final Share Price of $142.00 is less than the Initial Share Price of $143.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $142.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $993.01.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $71.50, a decline of more than the Protection Amount. Because the Final Share Price of $71.50 is less than the Initial Share Price of $143.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $71.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $100.10 is less than the Initial Share Price of $143.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $100.10 is less than the Initial Share Price of $143.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $140.00 over the term of the notes. If we had priced the notes on February 5, 2007, you would have received 6 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the pricing date.

Toll Brothers, Inc. (“Toll Brothers”)

According to its publicly available filings with the SEC, Toll Brothers designs, builds, markets and arranges financing for single-family detached and attached homes in luxury residential communities. Toll Brothers is also involved, directly and through joint ventures, in projects where it builds, or converts existing rental apartment buildings into, high-, mid- and low-rise luxury homes. The common stock of Toll Brothers, par value $.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Toll Brothers in the accompanying product supplement no. 34-IV. Toll Brothers’ SEC file number is 001-09186.

Historical Information of the Common Stock of Toll Brothers

The following graph sets forth the historical performance of the common stock of Toll Brothers based on the weekly closing price (in U.S. dollars) of the common stock of Toll Brothers from January 4, 2002 through February 2, 2007. The closing price of the common stock of Toll Brothers on February 5, 2007 was $34.73. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Toll Brothers has experienced significant fluctuations. The historical performance of the common stock of Toll Brothers should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Toll Brothers during the term of the notes. We cannot give you assurance that the performance of the common stock of Toll Brothers will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Toll Brothers will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Toll Brothers.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-9

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Toll Brothers

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Toll Brothers, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

the Initial Share Price:	$35.00	the Protection Amount: $10.50
the Coupon Rate:	10.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$35.00	$50.00	$1,000.00	$1,000.00

$17.50	$36.00	$1,000.00	$1,000.00

$35.00	$35.00	$1,000.00	$1,000.00

$24.50	$24.50	$1,000.00	$1,000.00

$17.50	$34.00	28 shares of the Reference Stock or the Cash Value thereof	$971.43

$17.50	$17.50	28 shares of the Reference Stock or the Cash Value thereof	$500.00

$5.00	$5.00	28 shares of the Reference Stock or the Cash Value thereof	$142.86

$0.00	$0.00	28 shares of the Reference Stock or the Cash Value thereof	$0.00

*	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $17.50 but the Final Share Price is $36.00. Because the Final Share Price of $36.00 is greater than the Initial Share Price of $35.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $17.50 and the Final Share Price is $34.00. Because the Final Share Price of $34.00 is less than the Initial Share Price of $35.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $34.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $971.43.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $17.50, a decline of more than the Protection Amount. Because the Final Share Price of $17.50 is less than the Initial Share Price of $35.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $17.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $24.50 is less than the Initial Share Price of $35.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $24.50 is less than the Initial Share Price of $35.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $100.00 over the term of the notes. If we had priced the notes on February 5, 2007, you would have received 28 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the pricing date.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-10

United States Steel Corporation (“Unites States Steel”)

According to its publicly available filings with the SEC, United States Steel is engaged domestically in the production, sale and transportation of steel mill products, coke and iron ore pellets; the management and development of real estate; and, through
U.S. Steel Kosice in the Slovak Republic and U. S. Steel Balkan in the Republic of Serbia, in the production and sale of steel mill products. The common stock of United States Steel, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of United States Steel in the accompanying product supplement no. 34-IV. United States Steel’s SEC file number is 001-16811.

Historical Information of the Common Stock of United States Steel

The following graph sets forth the historical performance of the common stock of United States Steel based on the weekly closing price (in U.S. dollars) of the common stock of United States Steel from January 4, 2002 through February 2, 2007. The closing price of the common stock of United States Steel on February 5, 2007 was $86.25. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of United States Steel has experienced significant fluctuations. The historical performance of the common stock of United States Steel should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of United States Steel during the term of the notes. We cannot give you assurance that the performance of the common stock of United States Steel will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that United States Steel will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of United States Steel.

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of United States Steel

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of United States Steel, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

the Initial Share Price:	$86.00	the Protection Amount: $25.80
the Coupon Rate:	11.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$86.00	$110.00	$1,000.00	$1,000.00

$43.00	$87.00	$1,000.00	$1,000.00

$86.00	$86.00	$1,000.00	$1,000.00

$60.20	$60.20	$1,000.00	$1,000.00

$43.00	$85.00	11 shares of the Reference Stock or the Cash Value thereof	$988.37

$43.00	$43.00	11 shares of the Reference Stock or the Cash Value thereof	$500.00

$20.00	$20.00	11 shares of the Reference Stock or the Cash Value thereof	$232.56

$0.00	$0.00	11 shares of the Reference Stock or the Cash Value thereof	$0.00

*	Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-11

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $43.00 but the Final Share Price is $87.00. Because the Final Share Price of $87.00 is greater than the Initial Share Price of $86.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $43.00 and the Final Share Price is $85.00. Because the Final Share Price of $85.00 is less than the Initial Share Price of $86.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $85.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $988.37.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $43.00, a decline of more than the Protection Amount. Because the Final Share Price of $43.00 is less than the Initial Share Price of $86.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $43.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $60.20 is less than the Initial Share Price of $86.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $60.20 is less than the Initial Share Price of $86.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $110.00 over the term of the notes. If we had priced the notes on February 5, 2007, you would have received 11 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the pricing date.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-12

Supplemental Underwriting Information

If the notes linked to the common stock of ConocoPhillips priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $42.50 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $31.25 per $1,000 principal amount note. The concessions of $31.25 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $42.50 and will depend on market conditions on the pricing date. In no event will the commission received by JPMSI, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Ford Motor priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $44.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $32.00 per $1,000 principal amount note. The concessions of $32.00 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $44.00 and will depend on market conditions on the pricing date. In no event will the commission received by JPMSI, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Hess priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $46.50 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $33.25 per $1,000 principal amount note. The concessions of $33.25 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $46.50 and will depend on market conditions on the pricing date. In no event will the commission received by JPMSI, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of ICE priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $41.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $30.50 per $1,000 principal amount note. The concessions of $30.50 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $41.00 and will depend on market conditions on the pricing date. In no event will the commission received by JPMSI, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Toll Brothers priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $38.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $29.00 per $1,000 principal amount note. The concessions of $29.00 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $38.00 and will depend on market conditions on the pricing date. In no event will the commission received by JPMSI, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of United States Steel priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $38.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $29.00 per $1,000 principal amount note. The concessions of $29.00 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $38.00 and will depend on market conditions on the pricing date. In no event will the commission received by JPMSI, exceed $60.00 per $1,000 principal amount note.

See “Underwriting” beginning on page PS-26 of the accompanying product supplement no. 34-IV.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-13